      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 1996
                                               REGISTRATION NO. 333-____________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                        PIA MERCHANDISING SERVICES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                33-0684451
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)


                      19900 MacArthur Boulevard, Suite 900
                            Irvine, California  92715
                                 (714) 476-2200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -------------------------

                             1990 STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                            (Full title of the plans)

                                Robert E. Polentz
                Senior Vice President and Chief Financial Officer
                        PIA MERCHANDISING SERVICES, INC.
                      19900 MacArthur Boulevard, Suite 900
                            Irvine, California  92715
                                 (714) 476-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                                   COPIES TO:
                              JANIS B. SALIN, ESQ.
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                         Los Angeles, California  90071

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------
                                                   PROPOSED            PROPOSED
                                   AMOUNT          MAXIMUM              MAXIMUM            AMOUNT OF
   TITLE OF SECURITIES              TO BE        OFFERING PRICE        AGGREGATE         REGISTRATION
     TO BE REGISTERED             REGISTERED      PER SHARE(1)      OFFERING PRICE(1)        FEE
- -------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value   1,891,734 shares     $13.75             $26,011,343          $8,970
- -------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices for the Company's Common Stock as reported on the Nasdaq National Market on June 27, 1996.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by PIA Merchandising Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), as noted below, are incorporated by reference into this Registration Statement:

     (1) The Prospectus of the Company dated February 29, 1996, as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on March 4, 1996 (Registration No. 33-80429); and

     (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996.

     (3) The description of the Company's Common Stock, $.01 par value, contained on page 30 of the Prospectus which forms a part of the Company's Amendment No. 3 to Registration Statement on Form S-1 as filed with the Commission on February 29, 1996 (Registration
          No. 33-80429), under the caption "Description of Capital Stock."

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. Article VI of the Company's Bylaws provides that the Company may indemnify its officers and Directors to the full extent permitted by law. Section 145 of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the GCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article Ninth of the Company's Certificate of Incorporation currently provides that each Director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived an improper benefit.

     The Company carries directors' and officers' liability insurance covering its directors and officers.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

Exhibit No.     Description of Exhibit
- -----------     ----------------------
    4.1         1990 Stock Option Plan.*
    4.2         1995 Stock Option Plan.**
    4.3         1995 Stock Option Plan for Nonemployee Directors.***
    5.1         Opinion of Riordan & McKinzie as to the legality of the
                Common Stock registered hereby.
   23.1         Consent of Riordan & McKinzie (contained in the opinion
                filed as Exhibit 5.1).
   23.2         Consent of Deloitte & Touche LLP.
   24.1         Power of Attorney (included on Page II-5 hereto).

- -------------
* Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement of Form S-1 (Registration No. 33-80429) filed on December 14, 1995 (the "Registration Statement").
**   Incorporated by reference to Exhibit 10.2 to the Registration Statement.
***  Incorporated by reference to Exhibit 10.3 to the Registration Statement.


ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 21st day of June, 1996.

                                   PIA MERCHANDISING SERVICES, INC.


                                   By:  /s/ Clinton E. Owens
                                      -------------------------------------
                                      Clinton E. Owens
                                      Chairman of the Board and Chief
                                      Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clinton E. Owens and Robert E. Polentz his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                       Title                            Date
       ---------                       -----                            ----

/s/ Clinton E. Owens        Chairman of the Board, Chief           June 21, 1996
- ------------------------    Executive Officer and Director
Clinton E. Owens            (Principal Executive Officer)


/s/ Robert E. Polentz       Senior Vice President and Chief        June 21, 1996
- ------------------------    Financial Officer (Principal
Robert E. Polentz           Financial and Accounting Officer)


/s/ Patrick C. Haden
- ------------------------    Director                               June 21, 1996
Patrick C. Haden


/s/ John A. Colwell
- ------------------------    Director                               June 21, 1996
John A. Colwell


/s/ Joseph H. Coulombe
- ------------------------    Director                               June 21, 1996
Joseph H. Coulombe


/s/ Edwin E. Epstein
- ------------------------    Director                               June 21, 1996
Edwin E. Epstein

                                  EXHIBIT INDEX


Exhibit No.     Description of Exhibit
- -----------     ----------------------
    4.1         1990 Stock Option Plan.*
    4.2         1995 Stock Option Plan.**
    4.3         1995 Stock Option Plan for Nonemployee Directors.***
    5.1         Opinion of Riordan & McKinzie as to the legality of the
                Common Stock registered hereby.
   23.1         Consent of Riordan & McKinzie (contained in the
                opinion filed as Exhibit 5.1).
   23.2         Consent of Deloitte & Touche LLP.
   24.1         Power of Attorney (included on Page II-5 hereto).

- -------------
* Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement of Form S-1 (Registration No. 33-80429) filed on December 14, 1995 (the "Registration Statement").
**   Incorporated by reference to Exhibit 10.2 to the Registration Statement.
***  Incorporated by reference to Exhibit 10.3 to the Registration Statement.